Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	01/31/2005 02/10/2005 02/15/2005

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	0.0000%	141,057,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-3	2.5500%	190,443,000.00	184,068,000.00	365,068.20	2,100,000.00	0.00	2,100,000.00	2,465,068.20	181,968,000.00
Factors per Thousand				1.91694208	11.02692144		11.02692144	12.94386352	955.49849561
MS-1	3.3300%	22,084,000.00	14,975,242.22	38,785.88	170,022.20	0.00	170,022.20	208,808.08	14,805,220.02
Factors per Thousand				1.75628872	7.69888607		7.69888607	9.45517479	670.40481887
MS-2	3.7300%	23,463,000.00	15,911,194.85	46,160.14	180,648.57	0.00	180,648.57	226,808.71	15,730,546.28
Factors per Thousand				1.96735882	7.69929549		7.69929549	9.66665431	670.44053531
BS	5.4800%	12,423,000.00	8,423,573.75	35,903.14	95,637.48	0.00	95,637.48	131,540.62	8,327,936.27
Factors per Thousand				2.89005393	7.69842067		7.69842067	10.58847460	670.36434597
Pool I		527,258,000.00	223,378,010.82	485,917.36	2,546,308.25	0.00	2,546,308.25	3,032,225.61	220,831,702.57
Totals				0.92159315	4.82934019		4.82934019	5.75093334	418.83044462

AN	2.9800%	55,395,000.00	15,900,543.00	36,853.93	254,899.10	0.00	254,899.10	291,753.03	15,645,643.90
Factors per Thousand				0.26746836	1.84993689		4.60148216	5.26677552	282.43783554
MN	3.7300%	2,229,000.00	1,274,471.00	3,697.38	20,430.84	0.00	20,430.84	24,128.22	1,254,040.16
Factors per Thousand				0.02683383	0.14827736		9.16592213	10.82468371	562.60213549
BN	5.4800%	4,457,000.00	3,661,085.06	15,604.36	194,521.18	0.00	194,521.18	210,125.54	3,466,563.88
Factors per Thousand				0.11324905	1.41174253		43.64397133	47.14506170	777.77964550
Pool II		62,081,000.00	20,836,099.06	56,155.67	469,851.12	0.00	469,851.12	526,006.79	20,366,247.94
Totals				0.10650511	0.89112185		7.56835622	8.47291104	328.05927643

Totals		589,339,000.00	244,214,109.88	542,073.03	3,016,159.37	0.00	3,016,159.37	3,558,232.40	241,197,950.51

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-3	365,068.20	2.5500%	0.00	0.00	0.00	0.00
MS-1	38,785.88	3.3300%	0.00	0.00	0.00	0.00
MS-2	46,160.14	3.7300%	0.00	0.00	0.00	0.00
BS	35,903.14	5.4800%	0.00	0.00	0.00	0.00

AN	36,853.93	2.9800%	0.00	0.00	0.00	0.00
MN	3,697.38	3.7300%	0.00	0.00	0.00	0.00
BN	15,604.36	5.4800%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Pool I

Schedule of Remittance

Aggregate Amount Received	5,355,556.09
Monthly Advances	0.00
Transfer from Rounding Account	12,829.52
Reimburse Rounding Account	(2,685.59)
(Servicing Fee)	(83,012.89)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	5,282,687.13

Bond Interest Distributed	485,917.36
Bond Principal Distributed	2,546,308.25
Escrow Fee	27,922.25
Amounts transferred to the Owner Trustee	2,222,539.27

5,282,687.13

Prior Three Months Weighted Average Loan Interest Rate

10/31/04	11/30/04	12/31/04
6.3817%	6.3811%	6.3860%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		249,587,370.29
Aggregate Ending Principal Balance of Loans		246,753,667.14
Principal Prepayments (No. / Amt)	4	2,207,845.96
Curtailments		35,041.95
Excess and Monthly Payments		394,065.67
Recoveries on Previous Realized Losses		1,385,621.24
Interest Received		1,332,981.27
Compensating Interest		481.08
Realized Losses (Current / Cumulative)	196,749.57	33,614,825.76
Excess Spread		2,121,750.01
Spread Amount		25,921,964.57
Specified Subordinated Amount		25,909,135.05

Weighted Average Loan Interest Rate		6.7154%
LIBOR Rate		2.4800%
Auction Rate		2.5500%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Pool II

Schedule of Remittance

Aggregate Amount Received	532,995.93
Monthly Advances	0.00
(Servicing Fee)	(6,120.97)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	526,874.96

Bond Interest Distributed	56,155.67
Bond Principal Distributed	469,851.12
Escrow Fee	868.17
Amounts transferred to the Owner Trustee	0.00

526,874.96

Prior Three Months Weighted Average Loan Interest Rate

10/31/04	11/30/04	12/31/04
6.6468%	6.6395%	6.6454%

Collateral Information

Accelerated Principal Distribution		80,692.19
Aggregate Beginning Principal Balance of Loans		24,275,638.17
Aggregate Ending Principal Balance of Loans		23,886,479.23
Principal Prepayments (Number / Amount)	1	114,825.76
Curtailments		81,793.36
Excess and Monthly Payments		192,539.82
Recoveries on Previous Realized Losses		12,455.74
Interest Received		131,381.25
Compensating Interest		1,787.13
Realized Losses (Current / Cumulative)	0.00	8,782,100.21
Excess Spread		80,692.19
Spread Amount		4,478,714.86
Specified Subordinated Amount		4,478,714.86
LOC Available Amount		958,483.56
LOC Available Amount as percentage of Pool Principal Balance		4.71%

Weighted Average Loan Interest Rate		7.0978%
LIBOR Rate		2.4800%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Exhibit L

Outstanding Balance - Pool I	246,753,667.14
# Accounts	370

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	48	27,655,325.64	11.21%
Delinquent 30-59 Days	3	1,675,252.05	0.68%
Delinquent 60-89 Days	2	1,862,154.82	0.76%
Delinquent 90 and Over	6	5,394,442.30	2.19%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	59	36,587,174.81	14.83%

Outstanding Balance - Pool II	23,886,479.23
# Accounts	79

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	11	4,192,205.98	17.55%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	218,807.06	0.92%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	12	4,411,013.04	18.47%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

`

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	0	967	678	678	678	424
(iii)	0	0	11	8	8	8	5
(v)	0	0	2	2	2	3	1
(vi)	0	0	12	0	0	0	4
(vii)	0	0	0	0	0	0	0
(viii)	0	0	2	0	0	0	1
(xv) (a, b & c)	0	0	955	670	670	670	419

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	287	572	821	336
(iii)	5	9	44	8
(v)	1	2	4	1
(vi)	2	0	0	2
(vii)	1	0	0	1
(viii)	3	0	0	3
(xv) (a, b & c)	282	563	778	328

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300